As filed with the Securities and Exchange Commission on February 27, 2009
Registration No. 333-117786

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 10
to
FORM SB-2
on
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Primal Solutions, Inc.
(Name of Small Business Issuer in Its Charter)
Delaware	7372	36-4170318
(State or Jurisdiction	(Primary Standard Industrial	(IRS Employer
of Incorporation or	Classification Code Number)	Identification No.)
organization)

19732 MacArthur Boulevard, Suite 100
Irvine, California 92612
(949) 260-1500
(Address and telephone number of principal
executive offices
and principal place of business)

Copies of all communications to:
Louis A. Delmonico
Acting Chief Executive Officer	Brett J. Souza, Esq.
Primal Solutions, Inc.	Bryan Cave LLP
19732 MacArthur Boulevard, Suite 100	3161 Michelson Drive, Suite 1500
Irvine, California 92612	Irvine, CA 92612
(949) 260-1500	(949) 223-7000
FAX (949) 260-1515	FAX (949) 223-7100
(Name, address and telephone number of agent
for service)

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company.  See definitions of "large accelerated filer,""accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Nonaccelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 10 to our registration statement on Form S-1 (Registration Statement No. 333-117786), as amended (the "Registration Statement") hereby amends the Registration Statement to deregister all securities registered pursuant to the Registration Statement.  The Registration Statement registered for resale a total of 797,923 shares (as adjusted for the 1-for-35 reverse stock split effective as of June 19, 2008) of the registrant's common stock, consisting of the shares sold in connection with the private placement in June 2004 (the "2004 Private Placement"), shares issuable upon exercise of the warrants that were issued in the 2004 Private Placement, shares previously issued, and shares issuable upon exercise of other warrants previously issued.  The registrant has ceased business operations and intends to "go dark” by terminating its registration under the Securities Act of 1934, as amended.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on February 27, 2009.

PRIMAL SOLUTIONS, INC.

By:	/s/ Louis A. Delmonico
Name:	Louis A. Delmonico
Title:	Acting Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement was signed by the following persons in the capacities and on the dates indicated:
Dated: February 27, 2009

By:	/s/ Louis A. Delmonico
Name:	Louis A. Delmonico
Title:	Acting Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

By:	/s/ David Haynes
Name:	David Haynes
Title:	Director

By:	/s/ John E. Rehfeld
Name:	John E. Rehfeld
Title:	Director